UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No.68 of West Binhai Road, Xigang District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (86411) 8240 8939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 3.02.	Unregistered Sale of Equity Securities

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 21, 2016, the Board of Directors (the “Board”) of Andatee China Marine Fuel Services Corporation (the “Company”) approved the Company’s execution of a subscription agreement (the “Subscription Agreement”) with An Fengbin, the Chief Executive Officer and Chairman of the Board (the “Purchaser”), with respect to the sale of 12,000,000 shares of its common stock (the “Common Stock”) at $0.05 per share (which represents an average closing price of the Company’s common stock over the ten day period preceding the Board approval of the investment) for the gross proceeds of $600,000. The Purchaser is an “accredited investor” (as defined in Regulation D under the Securities Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with this offering. Nearly all of the proceeds from this investment will be used to pay the Company’s Delaware franchise tax liabilities, fees and expenses, with the remainder to be used for immediate general corporate and working capital purposes.

In addition, the Board approved the Company’s continued due diligence efforts with respect to several potential acquisition targets to explore feasibility of such acquisitions for further review and consideration by the Board.

Finally, the Board approved an appointment of Mr. Ji Ma as an independent member of the Board effective immediately. From 2013 to present, Mr. Ma served as Director of Sales BC at Manulife Private Wealth in Vancouver, Canada. From 2010 to 2013, he has served as Sales and Marketing Specialist at Manulife National Accounts. Prior to that, he has held a number of executive and management positions at various financial and insurance institutions in Canada. Mr. Ma is an MBA candidate at Smith School of Business at Queen’s University (Ontario, Canada); he holds a Bachelor of Business Administration degree from Thompson Rivers University (British Columbia, Canada). Mr. Ma is a Certified Financial Planner, Chartered Life Underwriter, Chartered Financial Analyst (Level 1) and Chartered Investment Manager. There is no arrangement or understanding between Mr. Ma and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Mr. Ma and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ An Fengbin
An Fengbin, Chief Executive Officer

Date: December 30, 2016.